EXHIBIT 10.24

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made as of the 1st day of January, 1988, and amended as of July 23, 1990, June 1, 1995 and March 1, 1997, between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the Company) and JAMES F. CROWE, an individual (the Executive),

                                 WITNESSETH THAT

         WHEREAS, the Executive has been in the employ of the Company for a substantial period of time; and

         WHEREAS, the Company desires to continue to employ the Executive as a Group Vice President, and the Executive desires to continue to be employed by the Company as a Group Vice President; and

         WHEREAS, the Company and the Executive desire to enter into a written agreement confirming certain of the rights and benefits which the Executive has heretofore enjoyed and certain of the duties and obligations which the Executive has heretofore assumed, and conferring upon the Executive certain rights and benefits which he has not heretofore enjoyed and imposing upon the Executive certain duties and obligations to which he has not heretofore been subject,

         NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the parties herein contained, and the services heretofore rendered by the Executive to the Company and to be rendered to the Company pursuant hereto hereafter, and in order to provide an incentive to the Executive to remain in the employ of the Company hereafter and, in particular, in the event of any Change in Control (as herein defined) of the Company, thereby establishing and preserving continuity of management, the Parties hereby agree as follows:

         (1) EMPLOYMENT

                  (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company all upon the terms and conditions set forth herein.

                  (b) Unless and until terminated pursuant to Section (5)(a), Section (5)(b)(i) or Section (5)(c)(i) hereof, the employment of the Executive by the Company shall be for a term expiring on the date specified in a Notice of Termination pursuant to Section (5)(d) hereof.

         (2)      POSITION AND DUTIES

         The Executive shall be employed by the Company as a Group Vice President, or in such other equivalent or higher senior



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executive  position as the Company's  Board of Directors may determine,  without diminishment in his officership status, privileges or working conditions. The Executive shall accept such employment and shall perform and discharge, faithfully, diligently and to the best of his abilities, the duties and obligations of his office and such other duties as may from time to time be assigned to him by the Chief Executive Officer, or by the Board of Directors, of the Company, and shall devote substantially all his working time and efforts to the business and affairs of the Company; provided, however, that, to an extent consistent with the needs of the Company, the Executive shall be entitled to expend a reasonable amount of time on civic and philanthropic activities and the management of his own and his family's business investments and activities. Although a Change in Control of the Company shall not affect the obligations of the Company and the Executive as set forth in the two preceding sentences, at and after the date of any Change in Control the Company's employment of the Executive shall also be without diminishment in his management responsibilities, duties or powers.

         (3)      PLACE OF PERFORMANCE

         In his employment by the Company, the Executive shall be based at the executive offices of the Company situated within the Company's statutory service area.

         (4)      COMPENSATION

                  (a) Base Salary. During the term of his employment hereunder, the Executive shall receive a base salary (Base Salary) at an annual rate of One Hundred Seventy-Six Thousand Six Hundred Dollars ($176,600). The Executive's Base Salary rate shall be reviewed by the Board of Directors of the Company contemporaneously with each review of the salary rates of the Company's other officers by said Board of Directors, and may be revised upwards as a result of any such review. The Executive's Base Salary may be revised downwards by said Board of Directors contemporaneously with any general reduction of the salary rates of the Company's other officers.

                  (b) Incentive Compensation. During the term of his employment hereunder, the Executive shall be entitled to participate in each incentive compensation program established for officers of the Company.

                  For purposes of this Agreement, Total Compensation is defined as the sum of the Executive's Base Salary and any amount paid or payable pursuant to this Section (4)(b).

                  (c) Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by


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the Board of Directors of the Company from time to time for the Company's senior
executive  officers)  in  performing  services  hereunder,   provided  that  the
Executive properly accounts therefor.

                  (d) Fringe Benefits. During the term of his employment hereunder, the Executive shall be entitled to participate in and receive full benefits under all of the Company's employee benefit plans, programs and arrangements for its officers, including, without limitation, its Pension Plan. Nothing paid to the Executive under any such plan, program or arrangement presently in effect or made available by the Company in the future shall be deemed to be in lieu of compensation to the Executive under any other Section of this Agreement.

                  (e) Vacations. During the term of his employment hereunder, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board of Directors of the Company from time to time for the Company's senior executive officers, and shall also be entitled to all paid holidays given by the Company to its employees.

                  (f) Supplemental Retirement. Upon termination of the Executive's employment, a supplemental retirement benefit shall be payable to him or his beneficiary in accordance with the provisions of this Section (4)(f). The annual supplemental retirement benefit, expressed in the form of a single life annuity beginning at the Executive's Normal Retirement Date (as defined in the Company's Pension Plan), shall be the excess, if any, of (A) less (B), where
(A) is 2.2% (.022) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and (B) is the benefit payable under the Company's Pension Plan. Payment of the supplemental retirement benefit shall begin at the same time as the Executive's Pension Plan benefit payments and shall be subject to the same reductions for early commencement, except that the reductions shall be based on the Executive's service deemed as an employee of the Company. The supplemental retirement benefit may be paid in any form available under the Pension Plan, as elected by the Executive prior to benefit payment commencement. The conversion factors between forms of benefits used for purposes of the Pension Plan shall be used for purposes of the supplemental retirement benefit. The form of payment of the supplemental retirement benefit may be the same or different from the form of payment of the Executive's benefits under the Pension Plan. If the form of payment provides for a death benefit, such benefit shall be payable to the Executive's estate, unless another beneficiary has been designated by the Executive. If the Executive dies prior to the commencement of benefit payments, the death benefit provisions of the Pension Plan shall apply, mutatis mutandis, to the supplemental retirement benefit payable pursuant to this Section (4)(f).



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         (5) TERMINATION

                  (a) The Executive's employment hereunder shall terminate upon his death.

                  (b) Termination by the Company.

                           (i) The Company may terminate the Executive's
employment hereunder for Cause. Prior to the date of a Change in Control, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder only upon the Executive's (A) continued failure to perform and discharge the duties or obligations of his office, or such other duties as may from time to time be assigned to him by the Chief Executive Officer or by the Board of Directors, faithfully, diligently, to the best of his abilities, and in accordance with standards accepted in the electric utility industry, after written notice by the Board of Directors of the Company specifying the alleged failure in reasonably detailed terms and including in said notice the opinion of a majority of the entire membership of said Board of Directors that there has been such failure, or (B) willful misconduct that is materially and demonstrably injurious to the Company, or (C) conviction of a felony involving the personal dishonesty or moral turpitude of the Executive (unless such conviction is reversed in any final appeal therefrom), or (D) total and permanent physical or mental disability, or (E) absence from work on a full-time basis, due to physical or mental illness, for an uninterrupted 365-day period. On and after the date of a Change in Control, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder only upon the Executive's (F) conviction of a felony involving the personal dishonesty or moral turpitude of the Executive (unless such conviction is reversed in any final appeal therefrom), or (G) total and permanent physical or mental disability, or (H) absence from work on a full-time basis, due to physical or mental illness, for an uninterrupted 365-day period. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive (I) a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company, at a meeting of said Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before said Board of Directors), finding that, in the good faith opinion of such majority of said Board of Directors, the Executive was guilty of conduct described in an applicable clause of this Section (5)(b)(i), and specifying the particulars thereof, or that the events described in an applicable clause of this Section (5)(b)(i) have occurred, and (II) an affidavit of the Secretary or an Assistant Secretary of the Company stating that such resolution was in fact adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company; and (III) delivery of a Notice of


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Termination pursuant to Section (5)(d) hereof.

                          (ii) Without Cause.  The Company may terminate the
Executive's employment without Cause, effective upon at least three (3) years' prior Notice of Termination delivered to the Executive pursuant to Section
(5)(d) hereof.
                  (c) Termination by the Executive.

                           (i) Upon Breach by the Company.  The Executive may
terminate his employment hereunder, upon thirty (30) days' prior Notice of Termination delivered to the Company pursuant to Section (5)(d) hereof, for failure of the Company to observe and perform one or more of its obligations under Sections (1), (2), (3) and/or (4) hereof (a Breach by the Company) at a time when the Executive is not in default of any of his obligations under Sections (1) and/or (2) hereof.

                           (ii) Absent Breach by the Company.  The Executive may
terminate his employment hereunder in the absence of a Breach by the Company, effective upon at least six (6) months' prior Notice of Termination delivered to the Company pursuant to Section (5)(d) hereof.

                  (d) Notice of Termination. Any termination of employment, by the Company or by the Executive, shall be communicated by delivery of a written Notice of Termination to the other party.

                  (e) Date of Termination. For purposes of this Agreement, the Date of Termination is defined as the earlier of (i) if the Executive's employment is terminated pursuant to Section (5)(b)(ii) hereof, the date specified in the Notice of Termination, or (ii) if the Executive's employment is terminated (A) by his death, the date of his death, (B) pursuant to Section
(5)(b)(i) or Section (5)(c) hereof, the date specified in the Notice of Termination, or (C) in any other event, the date on which a Notice of Termination is delivered.

         (6) CONSEQUENCES OF TERMINATION

                  (a) If the Executive's employment terminates pursuant to Section (5)(a) hereof, the Company shall pay to the personal representative and/or spouse of the Executive his Total Compensation earned prior to the Date of Termination, any amounts payable pursuant to Sections (4)(c), (4)(d), (4)(e) and (4)(f) hereof and any benefits or amounts payable under any deferred compensation plan in which the Executive had been a participant, and the Company shall have no further obligation under this Agreement.

                  (b) If the Executive's employment terminates pursuant to Section (5)(b)(ii) or Section (5)(c)(ii) hereof, the Company shall pay to th Executive and/or his personal representative


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and/or spouse his Total  Compensation  earned prior to the Date of  Termination, any amounts payable pursuant to Sections (4)(c), (4)(d), (4)(e) and (4)(f) hereof and any benefits or amounts payable under any deferred compensation plan in which the Executive had been a participant, and the Company shall have no further obligation to the Executive and/or his personal representative and/or spouse under this Agreement or on account of, or arising out of, the termination of the Executive's employment. The Executive may petition the Board of Directors of the Company for an immediate lump sum payment, in lieu of any amounts payable pursuant to Section (4)(f) hereof on account of the Executive's termination of employment pursuant to Section (5)(b)(ii) or Section (5)(c)(ii) hereof, in an amount equal to the actuarial present value of a supplemental retirement benefit, expressed in the form of a single life annuity beginning at Executive's termination of employment equal to the excess if any of (A) less (B) where (A) is 2.2% (.022) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and (B) is the benefit payable under the Company's Pension Plan at the Executive's termination of employment. The actuarial present value of such supplemental retirement benefit shall be calculated on the basis of the annual yield on thirty-year United States Treasury bonds on the final business day of he month preceding the termination of his employment and the 1983 Group Annuity table. The Board of Directors of the Company may grant or deny any such petition by the Executive in its sole discretion.

                  (c) If the Executive's employment is terminated pursuant to Section (5)(b)(i) hereof, or if the Executive terminates his employment in the absence of a Breach by the Company and not in accordance with Section (5)(c)(ii) hereof, the Company shall pay to the Executive his full Base Salary earned prior to the Date of Termination, any amounts payable pursuant to Sections (4)(c),
(4)(d), and (4)(e) hereof and any benefits or amounts payable under any deferred compensation plan in which the Executive had been a participant, and, provided that the Company is not in default of any of its obligations hereunder, the Company shall have no further obligation to the Executive under this Agreement or on account of, or arising out of, the termination of the Executive's employment.

                  (d) If the  Executive's  employment is terminated  pursuant to
Section  (5)(c)(i)  hereof,  or  if  the  Company   terminates  the  Executive's
employment without Cause and not in accordance with Section (5)(b)(ii) hereof:

                           (i) The Company shall pay to the Executive his Total
Compensation earned prior to the Date of Termination, any amounts payable pursuant to Sections (4)(c), (4)(d) and (4)(e) hereof and any benefits or amounts payable under any deferred compensation plan in which the Executive had been a participant; and if the Notice of Termination is delivered on or after the

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date of, and in connection  with, a Change in Control,  the Company shall afford the Executive the severance benefits set forth on Schedule C attached hereto.

                           (ii) In lieu of any amounts payable pursuant to
Section (4)(f) hereof on account of the Executive's termination of employment, the Company shall pay to the Executive an immediate lump sum amount equal to the actuarial present value of a supplemental retirement benefit, expressed in the form of a single life annuity beginning at Executive's termination of employment, equal to the excess if any of (A) less (B), where (A) is 2.2% (.022) of the Executive's highest three-year average Total Compensation times the number of years at termination (not to exceed thirty) of the Executive's service deemed as an employee of the Company, and (B) is the benefit payable under the Company's Pension Plan at the Executive's termination of employment. The actuarial present value of such supplemental retirement benefit shall be calculated on the basis of the annual yield on thirty-year United States Treasury bonds on the final business day of the month preceding the termination of his employment and the 1983 Group Annuity table.

                           (iii) The Company shall maintain in full force and
effect, for the continued benefit of the Executive for the period ending on the third anniversary of the Date of Termination, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. If the Executive's participation in any such plan or program is barred as a result of such termination, the Company shall arrange to provide the Executive with benefits substantially similar on an after-tax basis to those which the Executive was entitled to receive under such plan or program.

                           (iv) The Company shall pay to the Executive and/or
his personal representative his full Base Salary, during the period commencing on the date following the Date of Termination and ending on the third anniversary of the Date of Termination, at the rate in effect at the time the Notice of Termination is delivered; provided, however, that if the Notice of Termination is delivered on or after the date of, and in connection with, a Change in Control the Company shall pay to the Executive, in lieu of the payments prescribed by the foregoing clause, an immediate lump sum amount equal to the aggregate sum of all of said payments.

                           (v) The Executive shall not be required to mitigate
the amount of any payment provided for in this Section (6)(d) by seeking employment or otherwise. The benefits payable under this Section (6)(d) shall not be reduced by reason of the Executive's securing other employment or for any other reason, unless the Notice of Termination is delivered on or after, and in


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connection  with,  a Change in  Control,  in which event the  provisions  of the following three sentences shall apply. If, prior to the third anniversary of the Date of Termination, the Executive obtains employment, the Executive shall refund to the Company a portion of the lump sum payment provided for in Section
(6)(d)(iv) equal to the amounts earned by the Executive from his subsequent employer prior to said anniversary date, but in no event more than the amount of said lump sum payment prorated over the number of months in the period commencing on the date following his Date of Termination and ending on the third anniversary of the Date of Termination, multiplied by the number of months remaining between the Executive's date-of-hire in his new employment and the third anniversary of his Date of Termination. The Executive shall refund to the Company any amount required by the preceding sentence within one hundred and eighty (180) days after the date-of-hire in his new employment. The employee benefit plans and programs to be provided by the Company pursuant to Section
(6)(d)(iii) shall be reduced as and to the extent that such benefits are provided to the Executive by a subsequent employer during the period covered by said Section (6)(d)(iii).

                           (vi) The payment to, and acceptance by, the Executive
of any sum of money or benefit prescribed in this Section (6)(d) shall effect and evidence a release by the Executive of any and all claims against the Company on account of, or arising out of, the termination of the Executive's employment, except as prescribed in this Section (6)(d).

         (7) CHANGE IN CONTROL

         For purposes of this Agreement, Change in Control shall mean any of the following events:

                  (a) any merger or consolidation of the Company with any corporate shareholder or group of corporate shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company or with any other corporation or group of corporations which is, or after such merger or consolidation would be, or be affiliated with, a shareholder owning at least twenty-five percent (.25) of the Common Stock of the Company; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders, of any assets of the Company having an aggregate fair market value of $50 million or more; or

                  (c) the issuance or sale by the Company of any securities of the Company to any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or to any affiliate of such shareholder or group of shareholders, in exchange for cash,


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securities or other  consideration  having an aggregate fair market value of $50 million or more; or

                  (d) the implementation of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders; or

                  (e) any reclassification of securities (including a reverse stock split), or recapitalization of the Company or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of the Company, which is directly or indirectly owned by a shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders.

         The Board of Directors of the Company may, from time to time, by the affirmative vote of not less than a majority of the entire membership of said Board of Directors, at a meeting of said Board of Directors called and held for the purpose, modify the phrase "twenty-five percent (.25)" in one or more of the foregoing Sections (7)(a), (7)(b), (7)(c), (7)(d) and/or (7)(e) to a lesser percentage, but not less than twenty percent (.20).

         (8) ADDITIONAL CONSEQUENCES OF A CHANGE IN CONTROL

                  (a) In the event that a Change in Control has been approved by all necessary shareholder, creditor and regulatory actions, the earning of Performance Shares by the Executive under the Company's Long-Term Incentive Program will be accelerated to the day prior to the date of the Change in Control, and the Executive will be deemed to have earned all of the Contingent Performance Shares outstanding with respect to him, payable to him on said day prior to the date of the Change in Control, at his option, either (i) in authorized but unissued shares of the Company's Common Stock, or (ii) in cash, based upon the market value of the Company's Common Stock at the end of the business day next preceding said day prior to the date of the Change in Control.

                  (b) In the event that a Change in Control has been approved by all necessary shareholder, creditor and regulatory actions, the Company will, not later than the day prior to the date of the Change in Control, pay to the Trustee of The United Illuminating Company Supplemental Retirement Benefit Trust established pursuant to the Agreement, made as of the 1st day of June, 1995 between the Company and State Street Bank and Trust Company, as Trustee, cash in an amount equal to: (A) In the event that the Executive's employment has been terminated or will be

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terminated prior to the date of the Change in Control, a sum,  calculated by the
Company's independent certified public accountants, reasonably sufficient to pay and discharge the Company's future obligations, if any, to the Executive and/or his personal representative and/or spouse, under Section (6)(a), Section (6)(b) or Section (6)(d) hereof; or (B) in the event that the Executive employment has not been terminated and will not be terminated prior to the date of the Change in Control, a sum, calculated by the Company's independent certified public
accountants,   reasonably   sufficient   to  pay  and  discharge  the  Company's
obligations to the Executive under Section (6)(d) hereof assuming, for purposes of such calculation, that the Executive's employment is terminated under said Section (6)(d) by a Notice of Termination delivered on the date of the Change in Control and specifying an immediate Date of Termination.

                  (c) On and after the date of the Change in Control, the Executive's Base Salary may not be reduced by the Board of Directors to an annual rate less than the rate fixed by the Board of Directors of the Company as a result of its most recent review of salary rates, pursuant to Section (4)(a) hereof, prior to the date of the Change in Control.

         (9) TAX SAVINGS PROVISION

         If any portion of the payments which the Executive has the right to receive from the Company, or any affiliated entity, hereunder would constitute "excess parachute payments" (as defined in Section 280G of the Internal Revenue Code, and not governed by the terms defined in this Agreement) subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such excess parachute payments shall be reduced to the largest amount that will result in no portion of such excess parachute payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

         (10) SUCCESSORS; BINDING AGREEMENT

                  (a) The Company shall pay to the Executive and/or his personal representative and/or spouse all legal fees and expenses and court costs, if any, incurred by the Executive and/or such representative and/or spouse in successful litigation to enforce his rights under this Agreement.

                  (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement by the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and upon the same terms as he would be entitled to hereunder if he terminated his employment upon Breach by the Company, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the term "the Company" shall include The United Illuminating Company, any parent and any successor to the business or assets of either as aforesaid which executes and delivers the agreement provided for in this Section (10) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (c) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

         (11) NOTICE

         For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of the Company, to The United Illuminating Company, 157 Church Street, New Haven, Connecticut, Attention: Secretary, or, in the case of the Executive, to him at 157 Church Street, New Haven Connecticut, or to such other address as either party shall designate by giving written notice of such change to the other party.

         (12) MISCELLANEOUS

                  (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of the Company and agreed to in a writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut.

                  (b) Exhibits A-1 and A-2 attached hereto, showing calculations of supplemental retirement benefits under Section (4)(f), and Exhibit B attached hereto, showing a calculation of a lump sum payment under Section (6)(d)(ii), are incorporated herein by reference and set forth, by example, the parties' intended interpretation and application of such Sections.

         (13) VALIDITY

         The validity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (14) SURVIVAL

         The provisions of this Agreement shall not survive the termination of this Agreement or of employment hereunder, except that the provisions of Sections (4), (6), (8), (9), (10), and (11) hereof shall survive such termination and shall be binding upon the Company's successors and assigns.

         (15) COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

Attest:                    THE UNITED ILLUMINATING COMPANY


  /s/ Kurt Mohlman         By:        /s/ Richard J. Grossi
-----------------------       ------------------------------------------
Secretary                      Chairman of the Board of Directors
                               and Chief Executive Officer


                                     /s/ James F. Crowe
                              ------------------------------------------
                               James F. Crowe

                                   EXHIBIT A-1

                                       TO
                              EMPLOYMENT AGREEMENT
                                     Between
                         The United Illuminating Company
                                       and
                               Mr. James F. Crowe
                               ------------------

Sample calculation of supplemental retirement benefits under Section (4)(f). Assume the Executive retires at the Expiration of the Agreement and immediately commences his Pension Plan benefits under the following facts:

(1)  Retirement Age                         55 (October 1,1997)
                                            ---------------------------
(2)  Actual Service with the Company        33 years 3 months (10/1/97)
                                            ---------------------------
(3)  Deemed Service with the Company        33 years 3 months (10/1/97)
                                            ---------------------------
(4)  Average Total Compensation             See Calculations Below
                                            ---------------------------

Total Compensation at age 54         $185,000
Total Compensation at age 53         $180,000
Total Compensation at age 52         $175,000 (3 year average = $180,000
                                              deemed to be 3 highest years'
                                              compensation, for purposes of
                                              this example)

(A)      Target Benefit at Age 55

1.  2.2% of 3 year average Total Compensation times
      Deemed Service (up to 30 years)
      (.022) x ($180,000) x (30)                                       $118,800
2.  Early Retirement Reduction Factor (based on Deemed Service)            .561
                                                                        -------
3.  Target Benefit at Age 55: 1 times 2                                  66,647

(B)      Pension Benefit at Age 55

1.  Quantity A (estimated)                                            $  10,000
2.  Quantity B                                                          170,000
3.  Quantity C (average of 3 highest years' compensation)               180,000
4.  1% of Quantity A plus 2% of Quantity B:                               3,500
5.  Actual Service with the Company (up to 25 years)                         25
6.  4 times 5                                                            87,500
7.  1/2% of Quantity C (up to $25,000, effective
      with 1995 Union Contract)                                             125
8.  Actual Service with the Company in excess of 25 years                  8.25
9.  7 times 8                                                             1,031
10. Pension unreduced at age 55: 6 plus 9                                88,531
11. Early Retirement Reduction Factor (based on actual service)            .561
12. Pension payable at age 55: 10 times 11                               49,666
13. Supplemental Pension:  A3 - B12                                      16,981

                                   EXHIBIT A-2

                                       TO
                              EMPLOYMENT AGREEMENT
                                     Between
                         The United Illuminating Company
                                       and
                               Mr. James F. Crowe
                               ------------------

Sample calculation of supplemental retirement benefits under Section (4)(f). Assume the Agreement terminates at an Expiration Date but the Executive continues to be employed by the Company for 2 years after the expiration of the Agreement before retiring and commencing his Pension Plan benefits under the following facts:

(1)  Retirement Age                             57 (October 1, 1999)
                                                ---------------------------
(2)  Actual Service with the Company
     (a)  Before Expiration of Agreement
     (b)  After Expiration of Agreement
     (c)  Total                                 35 years 3 months (10/1/99)
                                                ---------------------------
(3)  Deemed Service with the Company
     (a)  Before Expiration of Agreement
     (b)  After Expiration of Agreement
     (c)  Total                                 35 years 3 months (10/1/99)
                                                ---------------------------

(4)  Average Total Compensation                 See Calculations Below
                                                ---------------------------

Total Compensation at age 56      $185,000
Total Compensation at age 55      $180,000
Total Compensation at age 54      $175,000 (3 year average = $180,000
                                           deemed to be 3 highest years'
                                           compensation, for purposes of
                                           this example)

(A)      Target Benefit at Age 57

1.  2.2% of 3 year average Total Compensation times
      Deemed Service (up to 30 years)
      (.022) x ($180,000) x (30)                                       $118,800
2.  Early Retirement Reduction Factor (based on Deemed Service)            .655
                                                                        -------
3.  Target Benefit at Age 57: 1 times 2                                  77,814

(B)      Pension Benefit at Age 57

1.  Quantity A (estimated)                                            $  10,000
2.  Quantity B                                                          170,000
3.  Quantity C (average of 3 highest years' compensation)               180,000
4.  1% of Quantity A plus 2% of Quantity B:                               3,500
5.  Actual Service with the Company (up to 25 years)                         25
6.  4 times 5                                                            87,500
7.  1/2% of Quantity C (up to $25,000 effective with
      1995 Union Contract)                                                  125
8.  Actual Service with the Company in excess of 25 years                 10.25
9.  7 times 8                                                             1,281
10. Pension unreduced at age 57: 6 plus 9                                88,781
11. Early Retirement Reduction Factor (based on actual service)            .655
12. Pension payable at age 57: 10 times 11                               58,152
13. Supplemental Pension:  A3 - B12                                      19,662

                                    EXHIBIT B

                                       TO
                              EMPLOYMENT AGREEMENT
                                     Between
                         The United Illuminating Company
                                       and
                               Mr. James F. Crowe
                               ------------------

Sample calculation of lump-sum payment in lieu of supplemental retirement benefits under Section (6)(d)(iii). Assume the Executive's employment terminates and Section (6)(d) applies under the following facts:

(1)  Age of Executive at Termination        47 (May 31, 1988)
                                            ----------------------------
(2)  Actual Service with the Company        23 years 11 months (5/31/88)
                                            ----------------------------
(3)  Deemed Service with the Company        23 years 11 months (5/31/88)
                                            ----------------------------
(4)  Average Total Compensation             See Calculations Below
                                            ----------------------------

Total Compensation at age 47      $185,000
Total Compensation at age 46      $180,000
Total Compensation at age 45      $175,000 (3 year average = $180,000
                                           deemed to be 3 highest years'
                                           compensation, for purposes of
                                           this example)

(A)      Target Benefit at Age 47

1.  2.2% of 3 year average Total Compensation times
      Deemed Service (up to 30 years)
      (.022) x ($180,000) x (23.917)                                    $94,711
2.  Early Retirement Reduction Factor (based on Deemed Service)           1.000
                                                                         ------
3.  Target Benefit at Age 47: 1 times 2                                  94,711

(B)      Pension Benefit at Age 55

1.  Quantity A (estimated)                                            $  10,000
2.  Quantity B                                                          170,000
3.  Quantity C (average of 3 highest years' compensation)               180,000
4.  1% of Quantity A plus 2% of Quantity B:                               3,500
5.  Actual Service with the Company (up to 25 years)                     23.917
6.  4 times 5                                                            83,710
7.  1/2% of Quantity C (up to $25,000, effective with
      1995 Union Contract)                                                  125
8.  Actual Service with the Company in excess of 25 years                     0
9.  7 times 8                                                                 0
10. Pension unreduced at age 55: 6 plus 9                                83,710
11. Early Retirement Reduction Factor (based on actual service)            .427
12. Pension payable at age 55: 10 times 11                               35,744
13. Supplemental Pension:  A3 - B12                                      58,967
14. Annuity Factor for determining Lump-Sum Value at age 55             10.3880
                                                         --
15. Lump-Sum Value at age 55: 13 times 14                               612,549
                          --
16. Interest discount factor from age 55 to age 47 (based on 7-1/2%)      .5607
                                      --        --
17. Lump-Sum Value at age 55 discounted to age 47: 15 times 16          343,456
                          --                   --

                                   SCHEDULE C




                               Severance Benefits
                               ------------------

At the option of the Officer, exercised by written notice to the Company, the benefits of either (A) or (B) below will be afforded the Officer:

(A) a lump sum payment in an amount equal to the product of (X) multiplied by (Y), where:
                  (X) is the sum of one-twelfth of the Officer's annual salary rate approved by the Board of Directors of the Company at the time of its most recent review of the salary rates of all of the Company's officers, plus one-twelfth of the cash award(s) that the Officer would earn under the short-term incentive compensation program(s) in which the Officer is a participant on the date of the termination of the Officer's employment, assuming that all of the Officer's program goals for the performance period are achieved at the target level; and
                  (Y) is the number of whole and partial years (not to be less than 12 nor more than 24) of the Officer's service deemed as an employee of the Company on the date of termination of the Officer's employment.

(B) The Officer's choice of the addition of six years of age, or six years of service deemed as an employee of the Company, or any combination (not to exceed 6) of whole and partial years of age and whole and partial years of service deemed as an employee of the Company, in the calculation of the benefits payable to the Officer under the Company's retiree medical benefit plan(s) and in the calculation of the benefits payable to the Officer as a supplemental retirement benefit under his Employment Agreement.